SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 6, 2003

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

        California                      1-10709                       95-4300881
(State or Other Jurisdiction    (Commission File Number)            (I.R.S. Employer
      of Incorporation)                                           Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated May 6, 2003.

Item 9. Regulation FD Disclosure

On May 6, 2003, the Company issued a press release announcing its results for the quarter ended March 31, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 6, 2003

By: /s/

Jack Corrigan

Jack Corrigan

Vice President and Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
P.O. Box 25050
Glendale, CA 91221-5050
www.psbusinessparks.com

For Release:      Immediately
Date:                  May 6, 2003
Contact:            Mr. Jack Corrigan
(818) 244-8080, Ext. 663

PS Business Parks, Inc. (AMEX – PSB) reported first quarter 2003 net income allocable to common shareholders of $5.8 million or $0.27 per share versus $13.1 million or $0.60 per share in the prior year. PSB also reported FFO per share of $0.91 for the first quarter of 2003 versus $0.90 per share in the prior year.

Glendale, California — PS Business Parks, Inc. (AMEX: PSB), reported operating results for the three months ending March 31, 2003.

Net income allocable to common shareholders for the first quarter of 2003 was $5.8 million or $0.27 per diluted share on revenues of $48.5 million compared to $13.1 million or $0.60 per diluted share on revenues of $48.4 million for the same period in 2002. Net income allocable to common shareholders in 2003 includes a loss on discontinued operations of $2.9 million or ($0.10 per share) primarily as a result of an impairment loss, partially offset by equity in income of a discontinued joint venture of $1.8 million ($0.06 per share). This is compared to a gain on the disposition of a property of $5.4 million or $0.19 per common share in the first quarter of 2002.

Supplemental Measures

Funds from operations (“FFO”) for the first quarter of 2003 were $26.3 million or $0.91 per share compared to $26.1 million or $0.90 per share for the same period in 2002. This represents an increase of 1.1% in FFO per share based on 28.8 million and 29.0 million weighted average shares outstanding during the first quarter of 2003 and 2002, respectively. FFO and FFO per share exclude depreciation or amortization, the gain on disposition of real estate and marketable securities and impairment loss, all of which are included in the calculation of net income.

The slight growth in FFO per share is due primarily to a reduction in the number of the Company’s outstanding common shares and the equity in income of the discontinued joint venture related to incentive fees. This was offset by the short-term dilutive effect of property dispositions completed during 2002. The repurchase of shares was financed primarily with retained cash flow. These factors offset the moderate negative decline in the net operating income of the Company’s “Same Park” operations.

Funds available for Distribution (FAD) decreased 0.2% to $21,336,000 during the first quarter of 2003 from $21,391,000 during the first quarter of 2002. The decrease was primarily the result of higher leasing transaction costs.

The Company announced in April that it will report funds from operations in conformity with the definition provided by the National Association of Real Estate Investment Trusts and, therefore, will no longer exclude the effects of straight-lining rents from its calculation of funds from operations. The Company made this decision after review of Regulation G, governing public disclosures of non-GAAP financial measures which was recently adopted by the Securities and Exchange Commission. The impact on the three months ended March 31, 2003 and 2002 was to increase funds from operations by $0.02 and $0.03 per share, respectively. The Company continues to disclose the straight-line rent adjustment and exclude it from its FAD calculation. See the Company’s reconciliation of net income allocable to common shareholders to FFO and FAD on page 8 of this news release.

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (13.9 million net rentable square feet). These properties (herein referred to as the “Same Park” facilities) have been owned and operated by the Company for the comparable periods. The “Same Park” facilities represent approximately 95% of the square footage of the Company’s portfolio at March 31, 2003.

The following tables summarize the pre-depreciation historical operating results of the “Same Park” facilities and the entire portfolio.

                                          "Same Park" Facilities (13.9 million square feet)

                                                                     Three Months Ended
                                                                         March 31,
                                                                  2003                2002             Change

  Rental income before straight line rent adjustment...      $  46,802,000       $  46,619,000           0.4%
  Straight line rent adjustment........................            582,000             931,000         (37.5%)
                                                                   -------             -------         -----
  Total rental income..................................        47,384,000          47,550,000          (0.3%)
                                                                ----------          ----------         ----
  Cost of operations...................................        13,119,000          12,778,000           2.7%
                                                                ----------          ----------           ---
  Net operating income.................................         34,265,000          34,772,000          (1.5%)
    Less:  straight line rent adjustment...............           (582,000)           (931,000)        (33.7%)
                                                                  --------            --------         -----
  Net operating income before straight line rent
  adjustment...........................................       $ 33,683,000       $  33,841,000          (0.5%)
                                                              ============       =============          ====
 Gross margin (1).....................................              72.0%               72.6%          (0.6%)
  Weighted average for period:
      Occupancy........................................              92.7%               95.1%          (2.5%)
      Annualized realized rent per occupied sq. ft.(2).           $ 14.54             $ 14.12            3.0%

(1)     Gross margin is computed by dividing property net operating income by rental income before straight line rent adjustment. (2)     Realized rent per square foot represents the revenues earned before straight line rent adjustment per occupied square foot.

                                                      Total Portfolio Statistics

                                                                     Three Months Ended
                                                                         March 31,
                                                                  2003                2002             Change

  Rental income before straight line rent adjustment...      $  47,417,000       $  46,908,000          1.1%
  Straight line rent adjustment........................            595,000             946,000        (37.1%)
                                                                   -------             -------         -----
  Total rental income..................................        48,012,000          47,854,000          0.3%
                                                                ----------          ----------          ---
  Cost of operations ..................................         13,300,000          12,941,000          2.8%
                                                                ----------          ----------          ---
  Net operating income.................................         34,712,000          34,913,000         (0.6%)
    Less:  straight line rent adjustment...............           (595,000)           (946,000)       (33.9%)
                                                                  --------            --------         -----
  Net operating income before straight line rent
  adjustment...........................................         34,117,000          33,967,000          0.4%
                                                                ==========          ==========          ===
  Gross margin (1).....................................              72.0%               72.4%         (0.4%)
  Weighted average for period:
      Square footage...................................         14,083,000          14,030,000          0.4%
      Occupancy........................................              92.6%                94.6%        (2.1%)
      Annualized realized rent per occupied sq. ft.(2).            $ 14.54             $ 14.14          2.8%

(1)     Gross margin is computed by dividing property net operating income before straight line rent adjustment by rental income.
(2)     Realized rent per square foot represents the revenues earned before straight line rent adjustment per occupied square foot.

Financial Condition

The Company continued to maintain financial strength and flexibility. The following are the Company’s key financial ratios with respect to its leverage for the three months ended March 31, 2003.

     Ratio of FFO to fixed charges (1).....................................         36.0x
     Ratio of FFO to fixed charges and preferred distributions (2).........          3.7x

     Debt and  preferred  equity to total market  capitalization  (based on         34.9%
     the common stock price of $29.75 at March 31, 2003)..................
     Available under line of credit at March 31, 2003......................      $100 million

(1)    Fixed charges include interest expense of $1,002,000.
(2)     Preferred distributions include amounts paid to preferred shareholders of $3,928,000 and preferred unitholders in the operating partnership of $4,810,000.

Property Dispositions

The Company has identified several properties for disposition. One property, a 57,000 square foot office building in Lakewood, California was sold during the second quarter with net proceeds of approximately $6.4 million. The others are a group of five office and flex buildings with a 3.5 acre parcel of land in Beaverton, Oregon. These properties are under contract for sale with estimated net proceeds of $34.5 million. A gain on the Lakewood property of $3.3 million will be recognized in the second quarter. An impairment loss of $5.9 million based on the estimated proceeds from the disposition of the Beaverton, Oregon properties was recognized in the first quarter of 2003.

Joint Venture Property Dispositions

Through a joint venture with an institutional investor, the Company held a 25% equity interest in an industrial park in the City of Industry submarket of Los Angeles, California. Initially, the joint venture consisted of 14 buildings totaling 294,000 square feet. During 2002, the joint venture sold eight buildings totaling 170,000 square feet. During January, 2003, five of the remaining six buildings were sold and the Company recognized gains of approximately $1.1 million as a result of these sales and incentive compensation of $0.7 million. The final property was sold in April, 2003, resulting in a gain of approximately $300,000 and incentive compensation of approximately $200,000 to be recognized during the second quarter of 2003.

Property Acquisitions

On February 14, 2003, the Company completed the acquisition of Westwood Business Park containing 113,000 square feet of flex space, in the Farmer’s Branch submarket of Dallas, Texas for $7.9 million.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase from time to time of up to 4,500,000 shares of the Company’s common stock on the open market or in privately negotiated transactions. From January 1, 2003 through March 31, 2003, the Company repurchased 261,200 shares at an aggregate cost of approximately $8,119,000 or $31.08 per share. Since the inception of the program (March 2000), the Company has repurchased an aggregate total of 2,621,711 shares of common stock and 30,484 common units in its operating partnership at an aggregate cost of approximately $70.8 million (average cost of $26.69 per share/unit).

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on May 6, 2003. Distributions are payable June 27, 2003 to shareholders of record on June 13, 2003. Distributions were also declared on the various series’ of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. The preferred distributions are payable on June 30, 2003 to shareholders of record on June 16, 2003.

                      Series               Dividend Rate       Dividend Declared
                      --------             -------------       -----------------
                      Series A                   9.25%                $0.5781
                      Series D                   9.50%                $0.5938
                      Series F                   8.75%                $0.5469

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2003, PSB wholly-owned approximately 14.5 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated primarily in California (4,673,000 sq. ft.), Texas (2,895,000 sq. ft.), Oregon (1,973,000 sq. ft.), Virginia (2,621,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Forward-Looking Statements

When used within this press release, the words “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities, the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the first quarter’s operating results is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, May 7, 2003 at 1:30 p.m. (PDT) to discuss these results. The toll free number is 1-800-399-4409 the conference ID is 9729905. An instant replay of the conference call will be available through May 14, 2003 at 1-800-642-1687 the conference ID is 9729905. The replay can also be accessed under the “Investor Relations” section of our web site.

Additional financial data attached.

                                                        PS BUSINESS PARKS, INC.
                                                        Selected Financial Data

                                                              (Unaudited)

                                                                            At March 31, 2003        At December 31, 2002
Balance Sheet Data:

    Cash and cash equivalents........................................        $    37,782,000           $    44,812,000
    Marketable equity securities.....................................        $     5,285,000           $     5,278,000
    Properties held for disposition, net.............................        $    37,563,000           $          -
    Real estate facilities, before accumulated depreciation..........        $ 1,218,375,000           $ 1,254,774,000
    Total assets.....................................................        $ 1,144,610,000           $ 1,156,802,000
    Total debt.......................................................        $    70,137,000           $    70,279,000
    Minority interest - common units.................................        $   166,865,000           $   167,469,000
    Minority interest - preferred units..............................        $   217,750,000           $   217,750,000
    Perpetual preferred stock........................................        $   170,813,000           $   170,813,000
    Common shareholders' equity......................................        $   485,831,000           $   493,589,000

    Total common shares outstanding at period end....................             21,272,000                21,531,000
                                                                                  ==========                ==========
    Total  common  shares   outstanding   at  period  end,   assuming
      conversion of all Operating Partnership units into common stock             28,577,000                28,836,000
                                                                                  ==========                ==========

                                                       PS BUSINESS PARKS, INC.
                                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                                              (Unaudited)

                                                                              For the Three Months
                                                                                Ended March 31,
                                                                           2003                 2002
           Revenues:
              Rental income.................................         $   48,012,000       $   47,854,000
              Facility management fees primarily from
                 affiliates................................                 185,000              195,000
             Interest and other income......................               272,000              311,000
                                                                            -------              -------
                                                                         48,469,000           48,360,000
                                                                         ----------           ----------
           Expenses:
             Cost of operations.............................             13,300,000           12,941,000
             Cost of facility management....................                 37,000               45,000
             Depreciation and amortization..................             13,685,000           13,399,000
             General and administrative.....................              1,054,000            1,312,000
              Interest expense..............................              1,002,000            1,551,000
                                                                          ---------            ---------
                                                                         29,078,000           29,248,000
                                                                         ----------           ----------

           Income before discontinued operation
             and minority interest...........................            19,391,000           19,112,000
                                                                         ----------           ----------

           Discontinued Operations:
             Income from discontinued operations............              1,226,000            1,026,000
             Impairment charge on properties held for sale..             (5,907,000)                   -
             Gain on disposition of real estate.............                      -            5,366,000
             Equity in income of discontinued joint venture.              1,796,000               42,000
                                                                          ---------               ------
           Net income (loss) from discontinued operations...             (2,885,000)           6,434,000
                                                                         ----------            ---------

           Income before minority interest..................             16,506,000           25,546,000

             Minority interest in income - preferred units..             (4,810,000)          (4,412,000)
             Minority interest in income - common units.....             (1,965,000)          (4,432,000)
                                                                         ----------           ----------

           Net income.......................................         $    9,731,000       $   16,702,000
                                                                     ==============       ==============

           Net income allocation:
             Allocable to preferred shareholders............         $    3,928,000       $    3,617,000
             Allocable to common shareholders...............              5,803,000           13,085,000
                                                                          ---------           ----------
                                                                     $    9,731,000       $   16,702,000
                                                                     ==============       ==============

           Net income (loss) per common share - basic:
             Continuing operations..........................        $         0.37           $      0.39
             Discontinued operations........................        $        (0.10)          $      0.22
                                                                              -----                 ----
                                                                    $         0.27           $      0.61
           Net income (loss) per common share - diluted:
              Continuing operations..............................             0.37                  0.38
              Discontinued operations...........................             (0.10)                 0.22
                                                                             -----                  ----
                                                                    $         0.27            $     0.60
           Weighted average common shares outstanding:
             Basic..........................................             21,374,000           21,543,000
                                                                         ==========           ==========
             Diluted........................................             21,520,000           21,736,000
                                                                         ==========           ==========

See accompanying notes.

                                                        PS BUSINESS PARKS, INC.
                                             Computation of Funds from Operations ("FFO")

                                                                             Three Months Ended
                                                                                 March 31,
                                                                         2003                 2002

         Net income allocable to common shareholders............  $   5,803,000        $  13,085,000
             Less:  Gain on investment in marketable securities.              -              (25,000)
             Less:  Gain on disposition of real estate..........              -           (5,366,000)
             Less:  Equity income from sale of joint venture         (1,076,000)                   -
               properties
             Impairment charge on properties held for sale......      5,907,000                    -
             Depreciation and amortization......................     13,685,000           13,978,000
             Depreciation from unconsolidated joint venture.....              -               20,000
             Minority interest in income - common units.........      1,965,000            4,432,000
                                                                      ---------            ---------
         Consolidated FFO allocable to common shareholders......  $  26,284,000       $   26,124,000
                                                                  ==============       =============

         Computation of Diluted FFO per Common Share (1):

         Consolidated FFO allocable to common shareholders......  $  26,284,000        $  26,124,000
                                                                  =============        =============

              Weighted average common shares outstanding........     21,374,000           21,543,000
              Weighted average common OP units outstanding......      7,305,000            7,305,000
              Dilutive effect of stock options..................        146,000              193,000
                                                                        -------              -------
         Weighted   average  common  shares  and  OP  units  for
           purposes of computing fully-diluted FFO
           per common share ...................................      28,825,000           29,041,000
                                                                     ==========           ==========
         Fully diluted FFO per common share...................             0.91                 0.90
                                                                           ====                 ====

Computation of Funds Available for Distribution ("FAD") (2)
         Consolidated FFO allocable to common shareholders.....   $  26,284,000     $     26,124,000
                                                                  =============     ================
         Less: Capitalized Expenditures:
              Maintenance capital expenditures..................  $    (573,000)    $       (842,000)
              Tenant improvements...............................     (2,885,000)          (2,163,000)
              Capitalized lease commissions.....................     (1,029,000)            (858,000)
                                                                     ----------             --------
         Total Capitalized Expenditures.........................     (4,487,000)          (3,863,000)
                                                                     ----------           ----------
             Less:  Straight line rent adjustment...............       (635,000)            (960,000)
             Add:  Stock based compensation expense...........          174,000               90,000
                                                                        -------               ------
         FAD....................................................  $  21,336,000       $   21,391,000
                                                                  ==============       =============
(1)	Funds from operations (“FFO”) is a term defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) by which real estate investment trusts (“REITs”) may be compared. It is generally defined as net income before depreciation and extraordinary items. FFO computations do not factor out the REIT’s requirement to make either capital expenditures or principal payments on debt. The Company excludes gains/losses on disposition of real estate impairment loss and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)	Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, tenant improvements, capitalized leasing commissions, and the straight line rent adjustment from FFO and adding stock based compensation expense.